CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of VININGS INVESTMENT PROPERTIES TRUST of our report dated March 17, 2000 appearing in the Annual Report on Form 10-K.


HABIF, AROGETI & WYNNE, LLP

/s/ Habif, Arogeti & Wynne, LLP


Atlanta, Georgia
March 29, 2000